UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 8.01 Other Event	3

Item 9.01 Financial Statements and Exhibits	3

Signatures	4

Exhibits

Item 8.01 Other Event

Optical Cable has received a Notice of Allowance (“Notice”) from the United States Patent and Trademark Office (“USPTO”) for a patent application covering printed circuit board and related technologies that enable the achievement of the pending Category 8 (or Cat 8) performance standard in the popular RJ-45 modular connector. All 20 claims of OCC’s U.S. patent application were allowed by the USPTO.

The RJ-45 connector is best known for its use in Ethernet-based local area networks (LANs)—connecting computers, printers, servers and VoIP phones. The RJ-45 connector is also widely used in datacenters. Category 8 is the next generation of twisted-pair data communication copper cabling and connectivity specifications developed by the Telecommunications Industry Association (TIA) and intended for 40-Gbit/second transmission of data—four times the rate of current Category 6A compliant copper cabling and connectivity technology.

On March 14, 2016, Optical Cable Corporation issued a press release regarding the Notice. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 14, 2016 (FILED HEREWITH)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: March 16, 2016

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